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                                                                      EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated May 8, 2000, accompanying the consolidated financial statements included in the Annual Report of Kent Electronics Corporation and Subsidiaries on Form 10-K for the year ended April 1, 2000. We do hereby consent to the incorporation by reference of said report in the Registration Statements of Kent Electronics Corporation on Form S-8, File Nos. 33-12028, 33-17821, 33-18527, 33-66030, 333-20367, 333-86279 and 333-86281.



GRANT THORNTON LLP


Houston, Texas
June 27, 2000